Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Amendment No. 1 to Registration Statement on Form F-4 of HUYA Inc. of our report dated April 27, 2020 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in HUYA Inc.’s Annual Report on Form 20-F for the year ended December 31, 2019. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers Zhong Tian LLP

Guangzhou, the People’s Republic of China
January 29, 2021